                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                                   FORM 8-K


                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                    of 1934



                                        Date of Report:  November 10, 1995
                                                        -------------------


                      AUDIO COMMUNICATIONS NETWORK, INC.
            ------------------------------------------------------
            (Exact name of Registrant as Specified in its Charter)


        FLORIDA                          0-7762                59-0690530
----------------------------      -------------------     ---------------------
(State or other jurisdiction          (Commission             (IRS Employer
   of incorporation)                  File Number)         Identification No.)


        1000 LEGION PLACE STE. 1515   ORLANDO  FL.                32801
     ---------------------------------------------------------------------
        (Address of principal executives offices)               (Zip Code)

Registrant's telephone number, including area code  (407)649-8877
                                                   --------------
/s/ A. J. Schell
----------------------
    A. J. Schell
    President/CEO

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         [AUDIO COMMUNICATIONS NETWORK, INC. LETTERHEAD APPEARS HERE]









                                 PRESS RELEASE
                    FOR IMMEDIATE RELEASE AND DISTRIBUTION

Audio Communications Network, Inc., is pleased to announce it has signed a definitive agreement to purchase the assets of Florida Sound Engineering Company, a MUZAK(R) franchise in the Jacksonville, Florida area for cash with closing anticipated in January 1996. It is anticipated the combined entities should produce revenues for 1996 in excess of 11 million dollars on an annual basis. This purchase fits into Audio's plan to expand its sound contracting operation as Florida Sound Engineering has developed a forceful presence in this area having just completed the total communications system for the new Jacksonville Municipal Stadium (previously the Gator Bowl) -- home of the Jacksonville Jaguars.

Audio Communications Network, Inc., the only publicly traded company that exclusively operates MUZAK(R) franchises can be found in the Over The Counter market of NASD OTC BULLETIN BOARD under the symbol of AUCM.

Through its wholly owned subsidiaries Audio Communications Network operates MUZAK(R) franchises in Baltimore, Maryland, The Delmarva Peninsula area encompassing the Maryland Eastern Shore, Fresno, California, Kansas City and St. Louis, Missouri.

The MUZAK(R) product is distributed by means of SCA radio transmission and direct broadcast satellite (DBS) which enables the dissemination of sixteen music programs over satellites from environmental to classical as well as data, video and in store marketing.


FOR ADDITIONAL INFORMATION CONTACT

Mary Flemmings, Director of Public Relations
407-649-8877